Exhibit 99.12

NORTH ATLANTIC ENERGY CORPORATION
PRO FORMA BALANCE SHEET -- ASSETS
AS OF SEPTEMBER 30, 2000
Unaudited
(Thousands of Dollars)

                                                                              PRO FORMA ADJUSTMENTS                     PRO FORMA
                                                                              ---------------------                       GIVING
                                                                YANKEE                              SHORT-TERM          EFFECT TO
                                                PER BOOK        MERGER          SECURITIZATION         DEBT            ADJUSTMENTS
                                              -------------  -------------     ------------------  -------------       ------------

Utility Plant, at cost:
  Electric                                    $    724,005   $                 $                   $                   $    724,005
    Less: Accumulated provision
      for depreciation                             220,427                                                                  220,427
                                              -------------  -------------     -------------       -------------       -------------
                                                   503,578              0                 0                   0             503,578
  Construction work in progress                      8,473                                                                    8,473
  Nuclear fuel, net                                 26,371                                                                   26,371
                                              -------------  -------------     -------------       -------------       -------------
    Total net utility plant                        538,422              0                 0                   0             538,422
                                              -------------  -------------     -------------       -------------       -------------

Other Property and Investments:
  Nuclear decommissioning
    trusts, at market                               52,544                                                                   52,544
                                              -------------  -------------     -------------       -------------       -------------
                                                    52,544              0                 0                   0              52,544
                                              -------------  -------------     -------------       -------------       -------------
Current Assets:
  Cash                                                  44                                              260,000 [1]         260,044
  Special deposits                                   3,624                                                                    3,624
  Notes receivable from
    affiliated companies                            35,000                                                                   35,000
  Accounts receivable from
    affiliated companies                            22,278                                                                   22,278
  Materials and supplies,
    at average cost                                 13,562                                                                   13,562
  Prepayments and other                                 84                                                                       84
                                              -------------  -------------     -------------       -------------       -------------
                                                    74,592              0                 0             260,000             334,592
                                              -------------  -------------     -------------       -------------       -------------
Deferred Charges:
  Regulatory assets:
    Deferred costs - Seabrook                       40,137                                                                   40,137
    Income taxes, net                               26,980                                                                   26,980
    Recoverable energy costs                         1,540                                                                    1,540
  Unamortized debt expense                           1,057                                                                    1,057
  Prepaid property tax                               1,377                                                                    1,377
  Other                                                 44                                                                       44
                                              -------------  -------------     -------------       -------------       -------------
                                                    71,135              0                 0                   0              71,135
                                              -------------  -------------     -------------       -------------       -------------
    Total Assets                              $    736,693   $          0      $          0        $    260,000        $    996,693
                                              =============  =============     =============       =============       =============



NORTH ATLANTIC ENERGY CORPORATION
PRO FORMA BALANCE SHEET -- CAPITALIZATION AND LIABILITIES
AS OF SEPTEMBER 30, 2000
Unaudited
(Thousands of Dollars)

                                                                                PRO FORMA ADJUSTMENTS                   PRO FORMA
                                                                                ---------------------                    GIVING
                                                                YANKEE                                SHORT-TERM        EFFECT TO
                                                PER BOOK        MERGER            SECURITIZATION         DEBT          ADJUSTMENTS
                                              -------------  -------------       ------------------  -------------     -------------
Capitalization:
  Common stock                                $          1   $                   $                   $                 $          1
  Capital surplus, paid in                         160,999                                                                  160,999
  Retained earnings                                  1,840                                                (12,761)          (10,921)
                                              -------------  -------------       -------------       -------------     -------------
    Total common stockholder's equity              162,840              0                   0             (12,761)          150,079
  Long-term debt                                    65,000                                                                   65,000
                                              -------------  -------------       -------------       -------------     -------------
    Total capitalization                           227,840              0                   0             (12,761)          215,079
                                              -------------  -------------       -------------       -------------     -------------

Current Liabilities:
  Notes payable to banks                                 0                                                260,000 [1]       260,000
  Long-term debt - current portion                 270,000                                                                  270,000
  Accounts payable                                   7,060                                                                    7,060
  Accounts payable to affiliated companies             963                                                                      963
  Accrued taxes                                      3,380                                                 (8,507)[2]        (5,127)
  Accrued interest                                   4,649                                                 21,268 [2]        25,917
  Other                                                297                                                                      297
                                              -------------  -------------       -------------       -------------     -------------
                                                   286,349              0                   0             272,761           559,110
                                              -------------  -------------       -------------       -------------     -------------
Deferred Credits and Other
  Long-Term Liabilities:
  Accumulated deferred income taxes                192,326                                                                  192,326
  Deferred obligation to
    affiliated company                               5,676                                                                    5,676
  Other                                             24,502                                                                   24,502
                                              -------------  -------------       -------------       -------------     -------------
                                                   222,504              0                   0                   0           222,504
                                              -------------  -------------       -------------       -------------     -------------
    Total Capitalization and Liabilities      $    736,693   $          0        $          0        $    260,000      $    996,693
                                              =============  =============       =============       =============     =============


NORTH ATLANTIC ENERGY CORPORATION
PRO FORMA INCOME STATEMENT
FOR THE 12 MONTHS ENDED SEPTEMBER 30, 2000
Unaudited
(Thousands of Dollars)

                                                                                 PRO FORMA ADJUSTMENTS                  PRO FORMA
                                                                                 ---------------------                    GIVING
                                                                 YANKEE                                SHORT-TERM       EFFECT TO
                                                 PER BOOK        MERGER            SECURITIZATION         DEBT         ADJUSTMENTS
                                               -------------   ------------       ------------------  -------------    -------------
Operating Revenues                             $    269,401    $                  $                   $                $    269,401
                                               -------------   ------------       -------------       -------------    -------------

Operating Expenses:
  Operation --
    Fuel                                             16,509                                                                  16,509
    Other                                            39,106                                                                  39,106
  Maintenance                                        10,592                                                                  10,592
  Depreciation                                       27,712                                                                  27,712
  Amortization of regulatory assets, net             85,254                                                                  85,254
  Federal and state income taxes                     35,583                                                                  35,583
  Taxes other than income taxes                       8,505                                                                   8,505
                                               -------------  -------------       -------------       -------------    -------------
      Total operating expenses                      223,261              0                   0                   0          223,261
Operating Income                                     46,140              0                   0                   0           46,140
                                               -------------  -------------       -------------       -------------    -------------

Other Income/(Loss):
  Deferred Seabrook return -
      other funds                                     2,704                                                                   2,704
  Other, net                                         (6,651)                                                                 (6,651)
  Income taxes                                       24,134                                                  8,507 [2]       32,641
                                               -------------  -------------       -------------       -------------    -------------
      Other income, net                              20,187              0                   0               8,507           28,694
                                               -------------  -------------       -------------       -------------    -------------
Income before interest charges                       66,327              0                   0               8,507           74,834
                                               -------------  -------------       -------------       -------------    -------------

Interest Charges:
  Interest on long-term debt                         37,934                                                                  37,934
  Other interest                                     (1,198)                                                21,268 [2]       20,070
  Deferred Seabrook return -
    borrowed funds                                   (4,906)                                                                 (4,906)
                                               -------------  -------------       -------------       -------------    -------------
    Interest charges, net                            31,830              0                   0              21,268           53,098
                                               -------------  -------------       -------------       -------------    -------------
Net Income                                     $     34,497   $          0        $          0        $    (12,761)    $     21,736
                                               =============  =============       =============       =============    =============

[1] - See adjustment a.
[2] - See adjustment b.



NORTH ATLANTIC ENERGY CORPORATION
PRO FORMA ADJUSTMENTS TO FINANCIAL STATEMENTS
(Thousands of Dollars)

                                                     Debit           Credit

SHORT-TERM DEBT ADJUSTMENTS:
  a) Cash                                               260,000
           Notes payable to banks                                       260,000

     To record the issuance of
     additional short-term debt.

  b) Other interest                                      21,268
     Accrued taxes                                        8,507
           Accrued interest                                              21,268
           Income taxes                                                   8,507

     To record interest expense
     associated with increased level of
     short-term debt and related tax effect.